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                                                                    EXHIBIT 23.5
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                        CONSENT OF INDEPENDENT AUDITORS
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THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
TCI INTERNATIONAL HOLDINGS, INC.:

We consent to incorporation by reference in the registration statement on Form S-8 of Tele-Communications, Inc. of our report dated March 24, 1995, relating to the combined balance sheets of Cablevision (A Combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A., as defined in Note 1) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the current report on Form 8-K of Tele-Communications, Inc., dated April 11, 1995.


                                       KPMG FINSTERBUSCH PICKENHAYN SIBILLE


                                       JOSE ALBERTO SCHUSTER,
                                       PARTNER


Buenos Aires, Argentina
June 28, 1995